UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2012

 CATAMARAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52073

Yukon Territory, Canada	75-2578509
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3642
(Address of principal executive offices, including zip code)

(800) 282-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2012, the Board of Directors (the “Board”) of Catamaran Corporation, a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), adopted a resolution electing Betsy D. Holden and Karen L. Katen as directors of the Company, effective immediately, to serve until the Company's 2013 annual meeting of shareholders.
On the same date, the Board also authorized and approved the merger of the existing Nominating and Corporate Governance Committees of the Board into a single standing committee of the Board, effective immediately. Effective upon the appointments of Mses. Holden and Katen, the Board appointed the following individuals to the Audit, Compensation and Nominating and Corporate Governance Committees of the Board:
Audit Committee
William J. Davis (Chair)
Betsy D. Holden
Harry M. Kraemer, Jr.

Compensation Committee
Peter J. Bensen (Chair)
Karen L. Katen
Anthony R. Masso

Nominating and Corporate Governance Committee
Steven Cosler (Chair)
Steven B. Epstein
Betsy D. Holden
Ms. Holden, age 56, is a senior advisor to McKinsey & Company, a position she has held since April 2007. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc., a food business unit of Altria Group, Inc., from January 2004 through June 2005, Co-Chief Executive Officer of Kraft Foods Inc. from March 2001 until December 2003, and President and Chief Executive Officer of Kraft Foods North America from May 2000 until December 2003. Ms. Holden began her career at General Foods in 1982. She currently serves as a director of the Western Union Company (NYSE: WU), Diageo plc (NYSE: DEO) and Tribune Company and is on the Dean's Advisory Board of Northwestern University's Kellogg School of Management and the Board of Visitors for Duke University's Trinity College. Ms. Holden earned a bachelor's degree in education from Duke University and master's degrees in education and business administration from Northwestern University.
Ms. Katen, age 64, is a senior advisor to Essex Woodlands, a healthcare growth equity and venture capital firm. She joined Essex Woodlands in October 2007. Ms. Katen retired in March 2007 as Vice Chairman of Pfizer Inc., a research-based, global pharmaceutical company. Ms. Katen joined Pfizer in 1974 and held a series of management positions with increasing responsibility, including serving as President of Pfizer Global Pharmaceuticals and Executive Vice President of Pfizer from 2001 to 2005 and President of Pfizer Human Health, the company's principal operating group, from 2005 to 2007. She has also served as Chairman of the Pfizer Foundation, a charitable foundation affiliated with Pfizer. She currently serves as a director of Harris Corporation (NYSE: HRS), The Home Depot, Inc. (NYSE: HD) and Air Liquide, a publicly held company based in Paris, France. Ms. Katen has served with several healthcare-related organizations, including as a member of the Global Advisory Board of Takeda Pharmaceutical Company Limited, Treasurer of PhRMA, an industry association representing research-based pharmaceutical companies in the U.S., a board member of the National Alliance for Hispanic Health, a member of the Healthcare Leadership Council, and a member of the RAND Corporation's Health Board of Advisors. She is also on the Board of Trustees of the Economic Club of New York and the University of Chicago and is a council member of the Booth Graduate School of Business at the University of Chicago.
Upon joining the Board, Mses. Holden and Katen will be compensated for their service on the Board in the same manner as the Company's other directors. For a description of the Company's director compensation programs, see “Compensation of Directors” in the Company's Proxy Statement for the 2012 Annual Meeting of Shareholders held on May 16, 2012, filed with the SEC on April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAMARAN CORPORATION

Dated: December 14, 2012	By:	/s/ Jeffrey Park
Name: Jeffrey Park
Title: Executive Vice President and Chief Financial Officer

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